Exhibit 10.14

EXECUTION VERSION

SECOND LIEN SUBSIDIARIES GUARANTY

SECOND LIEN SUBSIDIARIES GUARANTY, dated as of October 20, 2016 (as amended, restated, amended and restated, modified or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 26 hereof, the “Guarantors”). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Shay Intermediate Holding II Corporation, a Delaware corporation (“Holdings”), PAE Holding Corporation, a Delaware corporation (the “Lead Borrower”), the Subsidiary Borrowers party thereto (and together with the Lead Borrower, the “Borrowers”), the lenders party thereto from time to time (the “Lenders”) and Bank of America, N.A., as administrative agent (together with any successor administrative agent, the “Administrative Agent”) have entered into a Second Lien Term Loan Credit Agreement, dated as of even date herewith (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Term Loans to the Borrowers, as contemplated therein (the Lenders, the Administrative Agent, the Collateral Agent and each other Agent are herein called the “Lender Creditors”);

WHEREAS, the Lead Borrower and/or one or more of its Restricted Subsidiaries may at any time and from time to time enter into one or more Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements with Lender Creditors or any Person that was the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or any Lender (even if the Administrative Agent or such Lender subsequently ceases to be the Administrative Agent, or a Lender under the Credit Agreement for any reason) at the time of entry into a particular Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement (such persons, together with the Lender Creditors, the “Guaranteed Creditors”);

WHEREAS, each Guarantor is a direct or indirect Wholly-Owned Domestic Subsidiary of the Lead Borrower;

WHEREAS, it is a condition to the making of Term Loans to the Borrowers under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

WHEREAS, each Guarantor will obtain benefits from the incurrence of Term Loans to the Borrowers under the Credit Agreement and the entering into by the Lead Borrower and/or one or more of its Subsidiaries of Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements with the Guaranteed Creditors and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Guaranteed Creditors and hereby covenants and agrees with each Guaranteed Creditor as follows:

1. The Guaranty. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the unpaid principal of, premium, if any, and interest on the Notes issued by, and the Term Loans made to, the Borrowers under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by each Borrower to the Lender Creditors under the Credit Agreement and each other Credit Document to which such Borrower is a party (including, without limitation, indemnities, Fees and interest thereon (including, in each case, any interest, fees and other amounts accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest, fees and other amounts is an allowed claim or allowable claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and each such other Credit Document and the due performance and compliance by each Borrower with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, reimbursement obligations, liabilities, indebtedness and obligations being herein collectively called the “Credit Document Obligations”); and (ii) to each applicable Guaranteed Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, in each case, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Designated Interest Rate Protection Agreements or Designated Treasury Services Agreements whether or not such interest is an allowed claim in any such proceeding) owing by the Lead Borrower and/or one or more of its Subsidiaries under any Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement, whether now in existence or hereafter arising, and the due performance and compliance by such Borrower and such Subsidiaries with all of the terms, conditions and agreements contained in each Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement to which it is a party (all such obligations, liabilities and indebtedness being herein collectively called the “Other Obligations” and, together with the Credit Document Obligations, the “Guaranteed Obligations”); provided, that the “Guaranteed Obligations”, with respect to any Guarantor, shall exclude any Excluded Swap Obligations with respect to such Guarantor. As used herein, the term “Guaranteed Party” shall mean each Borrower and/or each Restricted Subsidiary thereof party to any Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement with the applicable Guaranteed Creditor. Each Guarantor understands, agrees and confirms that the Guaranteed Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, any Borrower, any other Guaranteed Party, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

2. Bankruptcy. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably guarantees the payment of any and all of its Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by any Borrower or any such other Guaranteed Party upon the occurrence in respect of any Borrower or any such other Guaranteed Party of any of the events specified in Section 11.05 of the Credit Agreement, and irrevocably and unconditionally, jointly and severally, promises to pay such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, in lawful money of the United States

3. Nature of Liability. This Guaranty shall constitute a guaranty of payment, and not of collection. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and, to the fullest extent permitted under law, the liability of each Guarantor hereunder shall not be affected or impaired by: (a) any direction as to application of payment by any Borrower, any other Guaranteed Party or any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking (other than payment of the Guaranteed Obligations in cash), (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower or any other Guaranteed Party, (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any Guaranteed Creditor repays pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

4. Independent Obligations. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, any Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, any Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, any Borrower or any other Guaranteed Party be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to any Borrower or any such other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

5. Certain Waivers. To the fullest extent permitted under applicable law, each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Guaranteed Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, any Borrower or any other Guaranteed Party).

6. Authorization. Any Guaranteed Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor (except as shall be required by applicable statute and cannot be waived), without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest or fees thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c) exercise or refrain from exercising any rights against any Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, Guarantors, other guarantors, any Borrower, any other Guaranteed Party, or other obligors;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower or any other Guaranteed Party to creditors of such Borrower or such other Guaranteed Party other than the Guaranteed Creditors;

(f) except as otherwise expressly required by the Security Documents, apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower or any other Guaranteed Party to the Guaranteed Creditors regardless of what liabilities of such Borrower or such other Guaranteed Party remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, any of the Designated Interest Rate Protection Agreements, the Designated Treasury Services Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Designated Interest Rate Protection Agreements, the Designated Treasury Services Agreements and the Credit Documents or any of such other instruments or agreements;

(h) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against any Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty; and/or

(i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

7. Continuing Guaranty. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Guaranteed Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Guaranteed Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Guaranteed Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

8. Subordination. Any indebtedness of any Borrower or any other Guaranteed Party now or hereafter owing to any Guarantor is hereby subordinated to the Guaranteed Obligations of such Borrower or such other Guaranteed Party to the Guaranteed Creditors, and such Guaranteed Obligations of such Borrower or such other Guaranteed Party to any Guarantor, if the Administrative Agent or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor for the benefit of the Guaranteed Creditors and be paid over to the Guaranteed Creditors on account of the Guaranteed Obligations of such Borrower or such other Guaranteed Parties to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

9. Waiver and Maximum Liability. (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Guaranteed Creditors to: (i) proceed against any Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from any Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Guaranteed Creditors’ power whatsoever. Each Guarantor waives any defense (except as shall be required by applicable statute and cannot be waived) based on or arising out of any defense of any Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations including, without limitation, any defense based on or arising out of the disability of any Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the invalidity, illegality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Guaranteed Party other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Guaranteed Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives, to the fullest extent permitted under law, any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower, any other Guaranteed Party or any other party or any security.

(b) Each Guarantor waives, to the fullest extent permitted under law, all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

10. Enforcement. The Guaranteed Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Guaranteed Creditors shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Guaranteed Creditors upon the terms of this Guaranty. The Guaranteed Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).

11. Representations and Warranties. In order to induce the Lenders to make Term Loans to the Borrowers pursuant to the Credit Agreement, and in order to induce the Other

Creditors to execute, deliver and perform the Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements to which they are a party, each Guarantor represents, warrants and covenants that:

(a) Such Guarantor (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification except for failures to be so qualified which, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

(b) Such Guarantor has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents or Permitted Liens) upon any of the property or assets of such Guarantor or any of its Restricted Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument, in each case to which such Guarantor or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (except, in the case of preceding clauses (i) and (ii), other than in the case of any contravention, breach, default and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (iii) violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of such Guarantor or any of its Restricted Subsidiaries.

(d) Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Guarantor to authorize, or is required to be obtained or made by, or on behalf of, any Guarantor in connection with, the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party.

(e) There are no actions, suits or proceedings pending or, to such Guarantor’s knowledge, threatened (i) with respect to this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) with respect to such Guarantor or any of its Restricted Subsidiaries that, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

12. Covenants. Each Guarantor covenants and agrees that on and after the Closing Date and until the Termination Date, such Guarantor will comply, and will cause each of its Restricted Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 9 and 10 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 9 or 10 of the Credit Agreement, and so that no Default or Event of Default is caused by the actions of such Guarantor or any of its Restricted Subsidiaries. As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated and all Credit Document Obligations have been paid in full, no Note under the Credit Agreement is outstanding and all Term Loans thereunder have been repaid in full (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements).

13. Expenses. The Guarantors hereby jointly and severally agree to pay all reasonable invoiced out-of-pocket costs and expenses of the Administrative Agent in connection with the enforcement of this Guaranty and in connection with any amendment, waiver or consent relating hereto, in each case, in accordance with the terms and provisions of Section 13.01 of the Credit Agreement.

14. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Guaranteed Creditors and their successors and permitted assigns.

15. Amendments. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of either (x) the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender) at all times prior to the time at which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Guaranteed Creditors (and not all Guaranteed Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Guaranteed Creditors (it being understood that the addition or release of any Guarantor hereunder in accordance with the terms hereof or the Credit Agreement shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released and shall not require the consent of any Guaranteed Creditor other than the Administrative Agent). For the purpose of this Guaranty, the term “Class” shall mean each class of Guaranteed Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each Lender) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements.

16. Documents. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents, Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements has been made available to such Guarantor.

17. Authorization. Subject, in each case, to the limitations set forth in Section 13.02(b) of the Credit Agreement, in addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Guaranteed Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Guaranteed Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Guaranteed Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Guaranteed Creditor under this Guaranty, irrespective of whether or not such Guaranteed Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

18. Notices, etc. All notices, requests, demands or other communications pursuant hereto shall be sent in accordance with the terms and provisions set forth in Section 13.03 of the Credit Agreement. All notices and other communications shall be in writing and addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at: c/o PAE Holding Corporation, c/o Platinum Equity, LLC, 360 North Crescent Drive, Beverly Hills, CA 90210; Facsimile: 310-712-1863,

Attention: Legal Department, and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Lead Borrower and the Administrative Agent; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

19. Continuing Liability. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Lead Borrower or any other Guaranteed Party) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of any Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

20. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTEED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty (except that in the case of any bankruptcy, insolvency or similar proceedings with respect to any Guarantor, actions or proceedings related to this Guaranty and the other Credit Documents may be brought in such court holding such bankruptcy, insolvency or similar proceedings) may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in the County of New York, and, by execution and delivery of this Guaranty, each Guarantor and each Guaranteed Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Guarantor and each Guaranteed Creditor (by its acceptance of the benefits of this Guaranty) hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over it, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which it is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over it. Each Guarantor and each Guaranteed Creditor (by its acceptance of the benefits of this Guaranty) further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 18 hereof, such service to become effective 30 days after such mailing. Each Guarantor and each Guaranteed Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which it is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any such party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

(b) Each Guarantor and each Secured Party (by its acceptance of the benefits of this Guaranty) hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH GUARANTOR AND EACH GUARANTEED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

21. Release. In the event that a Guarantor becomes an Excluded Subsidiary or all of the capital stock of a Guarantor is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 10.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement)), such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to Holdings or another Credit Party) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21). Upon the occurrence of the Termination Date, this Guaranty shall automatically and without further action, as to all Guarantors, terminate and have no further force and effect. The Administrative Agent will (and each Secured Creditor (by its acceptance of the benefits of this Guaranty) irrevocably authorizes the Administrative Agent to), at the Guarantors’ expense, execute and deliver to the Guarantors such documents as the Guarantors may reasonably request to evidence, as applicable, the release of such Guarantor from, or the termination in full of, this Guaranty.

22. Right of Contribution. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 22 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 22: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty shall thereafter have no contribution obligations, or rights, pursuant to this Section 22, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 22, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been paid in full. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the reasonable determination of the Required Lenders.

23. Maximum Liability. Each Guarantor and each Guaranteed Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Guaranteed Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

24. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

25. Payments. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense (other than payment in cash of such Guaranteed Obligations made in accordance with the terms of this Guaranty) and on the same basis as payments are made by the Borrowers under Sections 5.03 and 5.04 of the Credit Agreement.

26. Additional Guarantors. It is understood and agreed that any Restricted Subsidiary of the Lead Borrower that is required to become a party to this Guaranty after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become a Guarantor hereunder by (x) executing and delivering a counterpart hereof, or a joinder agreement substantially in the form of Exhibit A hereto, and delivering same to the Administrative Agent and (y) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents required by the Credit Documents to be delivered to the Administrative Agent and with all documents and actions required by the Credit Documents to be taken to the reasonable satisfaction of the Administrative Agent.

27. Keepwell. Each Guaranteed Party that is a Qualified ECP Guarantor (as defined below) at the time the Guaranty or the grant of the security interest under the Credit Documents, in each case, by any Specified Credit Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 27 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 27 shall remain in full force and effect until the Guaranteed Obligations have been paid and performed in full. Each Qualified ECP Guarantor intends this Section 27 to constitute, and this Section 27 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act. A “Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

*    *    *

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

DYNCORP

By:	/s/ Richard Kirk von Seelen
Name: Richard Kirk von Seelen
Title: Treasurer

PAE SHIELD ACQUISITION COMPANY, INC.

By:	/s/ Stephanie Finn
Name: Stephanie Finn
Title: Assistant Secretary

A-T SOLUTIONS CORPORATE HOLDINGS PRIME, INC.

By:	/s/ Richard Kirk von Seelen
Name: Richard Kirk von Seelen
Title: Treasurer

A-T SOLUTIONS CORPORATE HOLDINGS, INC.

By:	/s/ Richard Kirk von Seelen
Name: Richard Kirk von Seelen
Title: Treasurer

A-T SOLUTIONS HOLDINGS, INC.

By:	/s/ Richard Kirk von Seelen
Name: Richard Kirk von Seelen
Title: Treasurer

PAE INTERNATIONAL

By:	/s/ Richard Kirk von Seelen
Name: Richard Kirk von Seelen
Title: Treasurer

[PAE – Signature Page to Second Lien Subsidiary Guaranty]

AFGHAN HOLDCO LLC

By:	/s/ Stephanie Finn
Name: Stephanie Finn
Title: Assistant Secretary

DEFENSE SUPPORT SERVICES INTERNATIONAL 3 LLC

By:	/s/ Stephanie Finn
Name: Stephanie Finn
Title: Assistant Secretary

PAE TRAINING SERVICES, LLC

By:	/s/ Richard Kirk von Seelen
Name: Richard Kirk von Seelen
Title: Treasurer

PAE HUMANITARIAN RESPONSE LLC

By:	/s/ Richard Kirk von Seelen
Name: Richard Kirk von Seelen
Title: Treasurer

DEFENSE SUPPORT SERVICES INTERNATIONAL, LLC

By:	/s/ Stephanie Finn
Name: Stephanie Finn
Title: Assistant Secretary

DEFENSE SUPPORT SERVICES INTERNATIONAL 2 LLC

By:	/s/ Stephanie Finn
Name: Stephanie Finn
Title: Assistant Secretary

[PAE – Signature Page to Second Lien Subsidiary Guaranty]

PAE LOGISTICS LLC

By:	/s/ Richard Kirk von Seelen
Name: Richard Kirk von Seelen
Title: Treasurer

ACCELLIGENCE LLC
By: A-T SOLUTIONS, INC., its sole member

By:	/s/ Richard Kirk von Seelen
Name: Richard Kirk von Seelen
Title: Treasurer

[PAE – Signature Page to Second Lien Subsidiary Guaranty]

Accepted and Agreed to:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Erik M. Truette
Title:	Vice President

[PAE – Signature Page to Second Lien Subsidiary Guaranty]

EXHIBIT A

[Form of]

JOINDER AGREEMENT

Reference is made to (i) the Second Lien Term Loan Credit Agreement, dated as of October 20, 2016, among Shay Intermediate Holding II Corporation, a Delaware corporation (“Holdings”), PAE Holding Corporation, a Delaware corporation (the “Lead Borrower”), the subsidiary borrowers party thereto (the “Subsidiary Borrowers” and together with the Lead Borrower, the “Borrowers”), the lenders party thereto from time to time (the “Lenders”) and Bank of America, N.A., as administrative agent (together with any successor administrative agent, the “Administrative Agent”) (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”) and (ii) the Second Lien Subsidiaries Guaranty, dated as of October 20, 2016 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Subsidiaries Guaranty”), made by each of the guarantors party thereto in favor of the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or in the Subsidiaries Guaranty, as applicable.

W I T N E S S E T H:

WHEREAS, the Subsidiary Guarantors have entered into the Subsidiaries Guaranty in order to induce the Lenders to make the Term Loans to the Borrowers and the Other Creditors to enter into Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements with the Lead Borrower and/or one or more of its Restricted Subsidiaries;

WHEREAS, pursuant to Section 9.12 of the Credit Agreement and Section 26 of the Subsidiaries Guaranty, each person that is or becomes a Wholly-Owned Domestic Subsidiary of a Restricted Subsidiary after the Closing Date (other than an Excluded Subsidiary) is required to become a Subsidiary Guarantor under the Credit Agreement. The undersigned Subsidiary (the “New Guarantor”) is executing this joinder agreement (this “Joinder Agreement”) to the Subsidiaries Guaranty as required by the Credit Agreement;

NOW, THEREFORE, the Administrative Agent and the New Guarantor hereby agree as follows:

1. Guarantee. In accordance with Section 26 of the Subsidiaries Guaranty, the New Guarantor by its signature below becomes a Guarantor (as defined in the Subsidiaries Guaranty) under the Subsidiaries Guaranty with the same force and effect as if originally named therein as a Guarantor (as defined in the Subsidiaries Guaranty).

2. Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Subsidiaries Guaranty applicable to it as a Subsidiary Guarantor, respectively, thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof. Each reference to a Subsidiary Guarantor in the Credit Agreement and to a Guarantor in the Subsidiary Guaranty shall be deemed to include the New Guarantor.

Exhibit A-1

3. Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

5. No Waiver. Except as expressly supplemented hereby, the Subsidiaries Guaranty shall remain in full force and effect.

6. Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 18 of the Subsidiaries Guaranty.

7. Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

[ ],

as a Guarantor

By:
Title:

Address for Notices:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Exhibit A-3